Exhibit 99.3

AMENDMENT No. 1

TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Employment Agreement is made and entered into as of this 12th day of April, 2010, by and between Life Quotes, Inc. (the “Company”) and Phillip A. Perillo.

RECITALS

WHEREAS, the Company and Mr. Perillo (the “Parties”) entered into an Employment Agreement effective January 1, 2003 (the “Agreement”); and

WHEREAS, the Parties wish to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

FIRST.  Section 4(j) shall be replaced in its entirety to read as follows:

“(j) CHANGE OF CONTROL.  Within three months preceding or twenty four months following a Change of Control (as defined below), should the Executive’s employment be terminated without Cause or should the Executive voluntary separate from service for Good Reason (as defined below), the Executive shall be entitled to a severance payment equal to the product of two and the sum of the (y) Executive’s Base Salary in effect on the Termination Date plus (z) his annual then current targeted bonus amount, all payable in lump sum on or before the fifteenth day following the Date of Termination (or if he shall have died after termination but prior to payment, his surviving spouse, his personal representative, as successor in interest).  A “Separation from Service” shall mean the Executive’s termination of employment with the Company beginning on the Date of Termination.  A “Change of Control” means the occurrence of subparagraph (1), (2), or (3) below or any combination of said event(s).  Notwithstanding the foregoing, the term “Change of Control” shall also have such additional meanings as are permitted or required under Section 409A:

(1)           Change of Ownership of the Company.  A change of ownership of the Company occurs on the date that any one person or persons acting as a Group (as that term is defined in Subparagraph (b) below) acquires ownership of the stock of the Company, that, together with stock held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company or of any corporation that owns at least fifty percent (50%) of the total fair market value and total voting power of Company.

(a)           However, if any person or Group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or Group of persons is not considered to cause a Change of Control.  In addition, the term Change of Control shall apply if there is an increase in the percentage of stock owned by any one person or persons, acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property.  The rule set forth in the immediately preceding sentence applies only when there is a transfer of stock of Company (or issuance of stock of Company) and the stock of Company remains outstanding after the transaction.

(b)           Persons will not be considered to be acting as a Group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a Group if they are shareholders of Company and it, or its parent, enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with another corporation.  If a person owns stock in Company and another corporation is involved in a business transaction, then the shareholder of Company is deemed to be acting as a Group with other shareholders in the Company prior to the transaction.

(2)           Effective Change of Control.  If the Company does not qualify under Subparagraph (1), above, then it may still meet the definition of Change of Control, on either of the following dates:

(a)           The date any one person, or more than one person, acting as a Group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Company possessing thirty percent (30%) or more of the total voting power of the stock of Company; or

(b)           The date a majority of the numbers of the Company’s Board of Directors are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election.

(3)           Change in Ownership of Company’s Assets.  A change in the ownership of a substantial portion of Company’s assets occurs on the date that any person, or more than one person acting as a Group, acquires or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total fair market value equal to more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(a)           There will be no Change in Control under this Subparagraph (3) when there is a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer.  A transfer of assets by Company is not treated as a change in ownership of such assets if the assets are transferred to:

(i)           A shareholder of Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)           An entity, fifty percent (50%) or more of the total value or voting power of which is owned directly or indirectly, by the Company;

(iii)           A person, or more than one person, acting as a Group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or

(iv)           An entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in Subparagraph iii, above.

“Good Reason” shall occur when the Executive separates from service:

(i)	Within a twenty four month period following the initial existence of one or more of the following conditions arising without the consent of the Executive:

(a)	A material diminution in the Executive’s Base Salary;

(b)
A material diminution in the Executive’s authority, duties or responsibilities.  For purposes of this subsection, a “material diminution” shall exclude changes to the Executive’s authority, duties or responsibilities caused solely because the Company’s equity securities are not listed and traded on an exchange;

(c)
A material diminution in the Authority, duties, or responsibilities of the supervisor to whom the Executive is required to report, including a requirement that the Executive report to a corporate officer or employee instead of reporting directly to the board of directors of the Company (or similar governing body);

(d)	A material diminution in the budget over which the Executive retains authority;

(e)
A material change in the Executive’s geographic location including the relocation of the Executive’s office more than 40 miles from the Company’s present executive offices without the Executive’s consent; or

(f)
Any other action or inaction that constitutes a material breach by the Company of the Agreement in which the Executive provides written notice to the Company within 60 days of the material breach and Company fails to remedy within 60 days from the date of written notice of such noncompliance given by the Executive to the Company.

SECOND:  A new Section 4(k) is added to the end of Section 4 to read as follows:

“4(k) Excise Tax Gross-Up.  If Executive becomes entitled to one or more payments (with a “payment” including, but not limited to, the vesting of an option or other non-cash benefit or property), whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company or any affiliated company (the “Total Payments”), which are or become subject to the tax imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed) (the “Excise Tax”), the Company shall pay to Executive at the time specified below an additional amount (the “Gross-Up Payment”) (which shall include, but not be limited to, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax) such that the net amount retained by Executive, after reduction for any Excise Tax (including any penalties or interest thereon) on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-Up Payment provided for by this subparagraph (l), but before reduction for any federal, state, or local income or employment tax on the Total Payments, shall be equal to the sum of (a) the Total Payments, and (b) an amount equal to the product of any deductions disallowed to Executive for federal, state, or local income tax purposes because of the inclusion of the Gross-Up Payment in Executive’s adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-Up Payment is to be made.

For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax:

(1)           The Total Payments shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent compensation consultants or auditors of nationally recognized standing (“Independent Advisors”) selected by the Company and reasonably acceptable to Executive, the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax;

(2)           The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Payments or (B) the total amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i) above); and

(3)           The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made; (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of Executive’s adjusted gross income); and (C) to have otherwise allowable deductions for federal, state, and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-Up Payment in Executive’s adjusted gross income.  In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-Up Payment is made, Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to Executive or otherwise realized as a benefit of Executive) the portion of the Gross-Up Payment that would not have been paid if such Excise Tax had been applied in initially calculating the Gross-Up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code.  In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-Up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

The Gross-Up Payment provided for above shall be paid on the 30th day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Total Payments (or any portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-Up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to Executive on such day an estimate, as determined by the Independent Advisors, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined.  In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).  If more than one Gross-Up Payment is made, the amount of each Gross-Up Payment shall be computed so as not to duplicate any prior Gross-Up Payment.  The Company shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, the Company may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon); provided, however, that the Company’s control over any such proceedings shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and Executive shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority.  Executive shall cooperate with the Company in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-Up Payment hereunder.  Notwithstanding any provision in the Agreement to the contrary, the Gross-Up Payment shall be paid no later than the end of the year in which the Company remits the related taxes.

THIRD.  A new Section 14 shall be added to the end of the Agreement to read as follows:

“14.           Code Section 409A Compliance.  It is intended that this Agreement be drafted and administered in compliance with Code Section 409A including, but not limited to, any future amendments to Code Section 409A, and any other Internal Revenue Service or other governmental rulings or interpretations (“IRS Guidance”) issued pursuant to Section 409A so as to not subject the Executive to payment of interest or additional tax under Code Section 409A.  In furtherance thereof, if payment or provision of any amount or benefit thereunder that is subject to Code Section 409A at the time specified herein would subject such amount or benefit to any additional tax under Code Section 409A, the payment or provision of such amount or benefit shall be postponed to the earliest commencement date on which the payment or provision of such amount or benefit could be made without incurring such additional tax.  In addition, to the extent that any IRS guidance issued under Code Section 409A would result in the Employee being subject to the payment of interest or any additional tax under Code Section 409A, the parties agree to the extent reasonably possible, to amend this Agreement in order to avoid the imposition of any such interest or additional tax under Code Section 409A, which amendment shall have the minimum economic effect necessary and be reasonable determined in good faith by the Company and the Employee.”

FOURTH:  Effect in the Agreement.  Except as specifically amended herein, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

FIFTH:  Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to the principles of conflicts of laws.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed as of the date first above written.

By:	/s/ Phillip A. Perillo
Phillip A. Perillo

Life Quotes, Inc.

By:	/s/ Robert S. Bland
A duly authorized signatory